Exhibit 10(a)1
SOUTHERN COMPANY
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
FORM OF TERMS
PERFORMANCE SHARE AWARD

A Performance Share Award is subject to the following terms and conditions:
1.Award. A target number of performance share units (“Performance Shares” or “Performance Share Award”) is granted by the Compensation and Management Succession Committee (“Committee”) of The Southern Company (“Company”) Board of Directors to a Participant. The Performance Share Award provides the Participant an opportunity to earn shares of Southern Company Common Stock (“Common Stock”) based on Company performance over a three-year Performance Period (as defined below) against the performance goal measures set forth in Exhibit 1. Performance Share Awards are granted pursuant to and are governed by The Southern Company 2021 Equity and Incentive Compensation Plan, as amended from time to time (“Plan”).

2.Terms. Terms used in this Form of Terms that are not defined herein will have the meanings ascribed to them in the Plan or the Long-Term Incentive Program Document (“LTI Program Document”), an administrative document adopted by the Committee which is set forth at https:/mysource.southernco.com. The LTI Program Document also contains additional provisions that apply to Performance Share Awards. Performance Share Awards are subject to the terms and conditions set forth in the Plan, the LTI Program Document and any other administrative documents adopted by the Committee from time to time. If there is any inconsistency between the terms herein and the terms of the Plan, the LTI Program Document or any administrative document adopted by the Committee, the terms of the Plan, the LTI Program Document and the administrative document’s terms will supersede and replace the conflicting terms of this Form of Terms.

3.Performance Period. The period during which the performance goal measures apply (“Performance Period”) will be a three-year period that begins on January 1 of the year the Performance Share Award is granted to a Participant and ends on December 31 of the three-year period.

4.Number of Target Performance Shares and Deemed Dividends. A target number of Performance Shares are awarded to a Participant and allocated among the goals established by the Committee as set forth in Exhibit 1. No actual shares of Common Stock are issued to, or otherwise set aside for, the Participant at the time of grant.

The deemed dividends associated with the Performance Shares during the Performance Period shall be credited and treated as reinvested in additional Performance Shares. Reinvested dividends will not be received unless and until the Performance Share Award is paid out and will depend on Company achievement of the performance goals. If no Performance Shares are earned and paid out, no dividends will be paid out.

5.Establishing Performance Goal Measures. The performance goal measures will be established by the Committee.

6.Determining Payment of Performance Share Award. After the end of the Performance Period, a Participant shall receive between 0% and 200% of the Performance Share Award, as adjusted to reflect deemed dividend reinvestment, depending on Company performance measured against the performance goals approved by the Committee set forth on Exhibit 1. Each goal result will be determined and a payment percentage determined relative to the target amount of Performance Shares granted to the Participant. Prior to payment, the Committee shall certify that the requirements necessary to receive a payment under each performance goal have been met. Payment for performance between points is interpolated on a straight-line basis.

7.Vesting and Payment of Award. The Performance Share Award does not vest until the last day of the Performance Period (“Vesting Date”). A Participant must be an employee of the Company or a Subsidiary on the Vesting Date to receive payment, except in the event of Retirement, Death or Disability as described in the LTI Program Document.

See the LTI Program Document for additional information on the impact of certain employment events on the vesting of Performance Share Awards.

Performance Share Awards will be paid in unrestricted shares of Common Stock as soon as practical following the end of the Performance Period, but in no event later than March 15 immediately following the end of the Performance Period.

The Performance Share Award payment is subject to applicable withholding taxes. For purposes of tax calculations, the value of the Common Stock earned by a Participant will be determined based on the Fair Market Value on the payment date. The actual number of shares that a Participant may receive will be reduced by the number of shares reflecting the amount of withholding taxes.

8.Deferral of Payment. Participants in the Southern Company Deferred Compensation Plan may not defer receipt of Performance Share Award payments.

9.Transferability and Share Ownership. Performance Shares are not transferable or assignable in any manner except by will or the laws of descent and distribution. A Participant is not considered to own any shares of Common Stock based on the Performance Share Award until the Common Stock is issued to a Participant.

10.No Right to Employment. Neither a Performance Share Award nor this Form of Terms creates any right to employment or continuation of current employment or the right to any future Awards under the Plan. No provision of this Form of Terms shall be construed to affect in any manner the existing rights of the Company or its affiliates to suspend, terminate, alter or modify, whether or not for cause, the Participant’s employment relationship with the Company or its affiliates.

11.Impact on Other Plans. Neither the Performance Share Award nor the final payment of the Performance Share Award in Common Stock is considered “Compensation” for purposes of The Southern Company Employee Savings Plan or “Earnings” or “Pay” as defined in The Southern Company Pension Plan. Payments to Participants shall not be considered wages, salary, or compensation under any other employee benefit or compensation plan or program sponsored by the Company or a Subsidiary, unless the explicit terms of such plan or program provide otherwise.

Exhibit 1 – Performance Goals1

Performance Measures. The number of shares of Common Stock that can be earned by a Participant under this Performance Share Award is based on the achievement of [_____] separate performance goals established by the Committee, as well as achievement of the credit quality threshold described below.
a.Company Relative Total Shareholder Return (TSR) measures Company stock price performance plus dividends relative to a peer group approved by the Committee. Relative TSR performance accounts for [__]% of a Participant’s long-term incentive grant value.
b.Return on Equity (ROE) measures the Southern Company ROE during the Performance Period. ROE performance accounts for [__]% of a Participant’s long-term incentive grant value.[
c.Carbon Reduction Goal measures Southern Company’s progress towards its 2030 greenhouse gas reduction goal during the Performance Period and accounts for 10% of the Participant’s long-term incentive grant value. The Participant’s Carbon Reduction Goal is measured in terms of megawatt changes over the Performance Period with a payout modifier for the Committee’s assessment of progress towards advancing the energy portfolio of the future (- 25% to 50%).]2

Credit Quality Threshold. The ROE goal described above is subject to a credit quality threshold as described in the LTI Program Document. If, at the end of the performance period, the credit ratings for the Company, Alabama Power Company and Georgia Power Company are below specified levels, there will be no payment associated with the ROE goal.
1 To be updated to reflect the appropriate weightings and metrics for each group of participants.
2 For use with Executive Officers who have a GHG-related goal metric.

SOUTHERN COMPANY
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
FORM OF TERMS
RESTRICTED STOCK UNIT WITH PERFORMANCE MEASURE AWARD

A Restricted Stock Unit with performance measure (“RSU”) Award is subject to the following terms and conditions:
1.Award. A specific number of RSUs is granted by the Compensation and Management Succession Committee (“Committee”) of The Southern Company (“Company”) Board of Directors to a Participant. The RSU Award provides the Participant an opportunity to earn shares of Common Stock based on Company performance over a one-year Performance Period (as defined below) subject to the attainment of a performance measure set by the Committee. RSU Awards are granted pursuant to and are governed by The Southern Company 2021 Equity and Incentive Compensation Plan, as amended from time to time (“Plan”).

2.Terms. Terms used in this Form of Terms that are defined herein will have the meanings ascribed to them in the Plan or the Long-Term Incentive Program Document (“LTI Program Document”), an administrative document adopted by the Committee which is set forth at https:/mysource.southernco.com. The LTI Program Document also contains additional provisions that apply to RSU Awards. RSU Awards are subject to the terms and conditions set forth in the Plan, the LTI Program Document and any other administrative documents adopted by the Committee from time to time. If there is any inconsistency between the terms herein and the terms of the Plan, the LTI Program Document or any administrative document adopted by the Committee, the terms of the Plan, the LTI Program Document and the administrative document’s terms will supersede and replace the conflicting terms of this Form of Terms.

3.Number of RSUs and Deemed Dividends. A specific number of RSUs are determined and awarded to a Participant. The deemed dividends associated with the RSUs shall be credited and treated as reinvested in additional RSUs until each amount vests and is paid to the Participant.

4.Performance Period. The Performance Period is the period during which the performance measure set forth in Exhibit 1 will apply is the calendar year of the Date of Grant of the RSU Award.

5.Performance Measure. The performance measure will be established by the Committee and set forth in Exhibit 1 hereto. The Committee shall determine whether the performance measure was attained and, if so, shall certify such attainment (the “Certification Date”). If the performance measure is not attained, the RSUs shall be forfeited as of the Certification Date.

6.Vesting and Payment of Award. If the performance measure is attained, as certified by the Committee, the RSU Award vests one-third each year on the anniversary of the Date of Grant (“Vesting Date”) as follows:

Amount                    Vesting Date
1/3 of RSU Award            Certification Date
1/3 of RSU Award            2-Year Anniversary of Date of Grant
1/3 of RSU Award            3-Year Anniversary of Date of Grant

Participant must be an employee of the Company or a Subsidiary on the applicable Vesting Date to receive payment, except as in the event of Retirement, Death or Disability as described in the LTI
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Program Document. For the avoidance of doubt, no RSU Award will be payable to Participant in the event of Retirement unless the performance measure is attained.

See the LTI Program Document for additional information on the impact of certain employment events on the vesting and payment of RSU Awards.

RSU Awards will be paid in unrestricted shares of Common Stock as soon as practical following the Vesting Date but in no event later than 30 days following the Vesting Date.

Vested RSU Awards are subject to applicable withholding taxes. For purposes of tax calculations, the value of the vested Common Stock earned by a Participant will be determined based on the Fair Market Value on the Vesting Date. The actual number of shares that a Participant may receive will be reduced by the number of shares reflecting the amount of withholding taxes.

7.Deferral of Payout. Participants in the Southern Company Deferred Compensation Plan may not defer receipt of RSU Award payments.

8.Transferability and Share Ownership. RSUs are not transferable or assignable in any manner except by will or the laws of descent and distribution. A Participant is not considered to own any shares of Common Stock based on the RSU Award until after the Vesting Date and Common Stock is issued to a Participant.

9.No Right to Employment. Neither an RSU Award nor this Form of Terms creates any right to employment or continuation of current employment or the right to any future Awards under the Plan. No provision of this Form of Terms shall be construed to affect in any manner the existing rights of the Company or its affiliates to suspend, terminate, alter or modify, whether or not for cause, the Participant’s employment relationship with the Company or its affiliates.

10.Impact on Other Plans. Neither the RSU Award nor the payment of the RSU Award in Common Stock is considered “Compensation” for purposes of The Southern Company Employee Savings Plan or “Earnings” or “Pay” as defined in The Southern Company Pension Plan. Payments to Participants shall not be considered wages, salary, or compensation under any other employee benefit or compensation plan or program sponsored by the Company or a Subsidiary, unless the explicit terms of such plan or program provide otherwise.

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Exhibit 1 – Performance Goal

Performance Measure. The Participant has the opportunity to earn shares of Common Stock based on the attainment of the following Company performance measure that has been established by the Committee:
[Year] Cash from Operations is greater than $[Amount] ([Prior Year] Dividends Paid)
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